For more information contact:
Stephen S. Romaine, President & CEO
Matthew Tomazin, Executive VP, CFO & Treasurer
Tompkins Financial Corporation (888) 503-5753

For Immediate Release
Friday, April 26, 2024

Tompkins Financial Corporation Reports First Quarter Financial Results

ITHACA, NY - Tompkins Financial Corporation (NYSE American: TMP)
Tompkins Financial Corporation ("Tompkins" or the "Company") reported diluted earnings per share of $1.18 for the first quarter of 2024, up 12.4% compared to the immediate prior quarter, and down 12.6% from diluted earnings per share of $1.35 reported in the first quarter of 2023.

Net income for the first quarter of 2024 was $16.9 million, up 12.5% compared to the immediate prior quarter, and down 13.0% from the $19.4 million reported for the same period in 2023. The decrease in net income from the first quarter of 2023 was mainly a result of lower net interest income, driven by increased funding costs and increased provision for credit loss expense. Decreases in net income were partially offset by growth in fee-based revenues and lower operating expenses year-over-year.

Tompkins President and CEO, Stephen Romaine, commented, "In the first quarter we saw positive earnings momentum and continue to be well positioned with strong capital and liquidity. For the quarter we saw continued loan growth with a year-over-year increase of 7.0%, moderation in deposit cost increases, and 8.5% growth in noninterest income. We remain focused on noninterest expenses, which were lower in the first quarter compared to prior year. As the industry challenges continue in light of the current economic environment, we plan to leverage the strength of our balance sheet and drive growth through quality customer relationships."

SELECTED HIGHLIGHTS FOR THE PERIOD:
•Net interest margin for the first quarter of 2024 was 2.73%, compared to 2.82% for the fourth quarter of 2023, and 2.99% for the first quarter of 2023.

•Average cost of deposits were up 11 basis points compared to the fourth quarter 2023, down from a 23 basis point increase from the third quarter to the fourth quarter 2023.
•Fee-based services (insurance, wealth management, service charges on deposit accounts and cards) revenues for the first quarter of 2024 were up $3.1 million or 18.4% compared to the fourth quarter of 2023, and $1.5 million or 8.1% over the first quarter of 2023.
•Total operating expenses of $49.9 million for the first quarter of 2024 were down $1.4 million or 2.8% compared to the compared to the fourth quarter of 2023, and $301,000 or 0.6% from the first quarter of 2023.
•Total loans at March 31, 2024 were up $34.6 million, or 0.6% (2.5% on an annualized basis), compared to the immediate prior quarter, and up $366.9 million, or 7.0%, from March 31, 2023.
•Total deposits at March 31, 2024 were $6.4 billion, up $49.8 million, or 0.8% (3.1% on an annualized basis), from December 31, 2023, and down $59.4 million, or 0.9%, from March 31, 2023.
•Loan to deposit ratio was 87.5%, compared to 87.6% for the immediate prior quarter.
•Regulatory Tier 1 capital to average assets was 9.08% at March 31, 2024, unchanged from December 31, 2023, and down compared to 9.63% at March 31, 2023.

NET INTEREST INCOME
Net interest income was $50.7 million for the first quarter of 2024, down from $52.4 million for the fourth quarter of 2023, and $54.2 million for the first quarter of 2023. Net interest income for the quarter ended March 31, 2024 was impacted by increases in interest expense, which totaled $32.5 million for the first quarter of 2024 compared to $15.0 million for the same period in 2023, partially offset by increased interest and dividend income, which increased by $13.9 million when compared to the first quarter of 2023.

Net interest margin was 2.73% for the first quarter of 2024, compared to 2.82% reported for the fourth quarter of 2023, and 2.99% for the first quarter of 2023. The decrease in margin from the fourth quarter of 2023 was due to higher funding costs, driven by market rates and higher borrowings due to seasonal deposit changes outpacing increases on interest earning asset yields and growth in average loan balances.

Average loans for the quarter ended March 31, 2024 were up $134.9 million, or 2.5%, from the fourth quarter of 2023, and were up $370.3 million, or 7.1%, compared to the quarter ended March 31, 2023. The increase in average loans over both prior periods was mainly in the commercial real estate portfolio. The average yield on interest-earning assets for the quarter ended March 31, 2024 was 4.47%, which was up from 4.34% for the quarter ended December 31, 2023, and up from 3.81% for the quarter ended March 31, 2023.

Average total deposits for the first quarter of 2024 were down $123.9 million, or 1.9%, compared to the fourth quarter of 2023, while period end balances were up $49.8 million or 0.8% compared to the fourth quarter of 2023 driven by seasonal deposit trends. Average deposits for the quarter were down $206.8 million, or 3.1%, compared to the same period in 2023. The decrease compared to the prior year was largely driven by inflation and persistent rate competition for deposits due to the current interest rate environment and tightening monetary policy. The cost of interest-bearing deposits of 2.17% for the first quarter of 2024, was up 13 basis points from

2.04% for the fourth quarter of 2023, and up 107 basis points from 1.10% for the first quarter of 2023. The ratio of average noninterest bearing deposits to average total deposits for the first quarter of 2024 was 28.8% compared to 29.6% for the fourth quarter of 2023, and 31.4% for the quarter ended March 31, 2023. The average cost of interest-bearing liabilities for the first quarter of 2024 of 2.51% represents an increase of 26 basis points over the fourth quarter of 2023, and an increase of 125 basis points over the same period in 2023.

NONINTEREST INCOME
Noninterest income of $22.1 million for the first quarter of 2024 was up $1.7 million or 8.5% compared to the same period in 2023. The increase was mainly due to increases in fee-based revenues which included insurance commissions and fees, up $750,000, wealth management fees, up $428,000 and card services income, up $257,000. Noninterest income represented 30.4% of total revenue at March 31, 2024, compared to 26.5% at December 31, 2023, and 27.3% at March 31, 2023.

NONINTEREST EXPENSE
Noninterest expense was $49.9 million for the first quarter of 2024, which was down $301,000 or 0.6% compared to the first quarter of 2023. The decrease was mainly driven by lower other expenses (legal fees, marketing expense, and travel and meeting expense) and lower salaries, wages and other employee benefits in the first quarter of 2024 compared to the same period in 2023.

INCOME TAX EXPENSE
The provision for income tax expense of $5.2 million for an effective rate of 23.5% for the first quarter of 2024, compared to tax expense of $3.1 million and an effective rate of 17.2% for the fourth quarter of 2023, and $5.9 million and an effective rate of 23.3% for the same quarter in 2023.

ASSET QUALITY
The allowance for credit losses represented 0.92% of total loans and leases at March 31, 2024, in line with December 31, 2023, and up from 0.87% at March 31, 2023. The ratio of the allowance to total nonperforming loans and leases was 82.47% at March 31, 2024, compared to 82.84% at December 31, 2023 and 162.11% at March 31, 2023. The decrease in the ratio compared to the same prior year period was due to the increase in nonperforming loans and leases discussed in more detail below.

Provision for credit losses for the first quarter of 2024 was $854,000 compared to a credit of $825,000 for the same period in 2023. The increase in provision expense for the first quarter of 2024 was mainly driven by increased off-balance sheet exposures related to growth in commercial loan pipeline, loan growth, and changes in asset quality. The provision credit in the first quarter of 2023 was largely driven by significant net recoveries. Net charge-offs for the first quarter of 2024 were $228,000 compared to net recoveries of $1.3 million reported for the same period in 2023.

Nonperforming assets represented 0.81% of total assets at March 31, 2024, up from 0.80% reported at December 31, 2023 and 0.37% at March 31, 2023. At March 31, 2024, nonperforming loans and leases totaled

$62.7 million, compared to $62.3 million at December 31, 2023 and $28.4 million at March 31, 2023. The increase in nonperforming loans at March 31, 2024 compared to the same period in 2023, was mainly due to the addition of one relationship with two commercial real estate properties totaling approximately $33.8 million included in the office space and mixed use properties portion of the commercial real estate portfolio during the fourth quarter of 2023. The Company believes that the existing collateral securing the loans is sufficient to cover the exposure as of March 31, 2024.

Special Mention and Substandard loans and leases totaled $118.7 million at March 31, 2024, compared to $123.1 million reported at December 31, 2023, and $85.6 million reported at March 31, 2023.

CAPITAL POSITION
Capital ratios at March 31, 2024 remained well above the regulatory minimums for well-capitalized institutions. The ratio of total capital to risk-weighted assets was 13.43% at March 31, 2024, compared to 13.36% at December 31, 2023, and 14.62% at March 31, 2023. The ratio of Tier 1 capital to average assets was 9.08% at March 31, 2024, unchanged from the most recent prior quarter, and down compared to 9.63% at March 31, 2023.

LIQUIDITY POSITION
The Company's liquidity position at March 31, 2024 was stable and consistent with the immediately prior quarter. Liquidity is enhanced by ready access to national and regional wholesale funding sources including Federal funds purchased, repurchase agreements, brokered deposits, Federal Reserve Bank Discount Window advances and Federal Home Loan Banks (FHLB) advances. The Company maintains ready access liquidity of $1.5 billion, or 19.3% of total assets at March 31, 2024. As a member of the FHLB, the Company can use certain unencumbered mortgage-related assets and securities to secure borrowings from the FHLB. At March 31, 2024 the Company had an available borrowing capacity at the FHLB of $773.4 million. Through various programs at the Federal Reserve Bank, the Company has the ability to use certain loans and securities to secure borrowings from the Federal Reserve Bank's Discount Window. At March 31, 2024 the available borrowing capacity with the Federal Reserve Bank was $138 million, secured by loans. In addition to the available borrowing lines at the FHLB and Federal Reserve Bank, at March 31, 2024, the Company maintained $579.6 million of unencumbered securities which could be pledged to further enhance secured borrowing capacity.

ABOUT TOMPKINS FINANCIAL CORPORATION
Tompkins Financial Corporation is a banking and financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Community Bank, Tompkins Insurance Agencies, Inc., and offers wealth management services through Tompkins Financial Advisors. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this press release that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by use of such words as "may", "will", "estimate", "intend", "continue", "believe", "expect", "plan", "commit", or "anticipate", the negative and other variations of these terms and other similar words. Examples of forward-looking statements may include statements regarding the sufficiency of existing collateral to cover exposure related to nonperforming loans, and the strength of our balance sheet. Forward-looking statements are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company’s operations and economic environment, all of which are difficult to predict and many of which are beyond the control of the Company, that could cause actual results of the Company to differ materially from those expressed and/or implied by forward-looking statements and historical performance. The following factors, in addition to those listed as Risk Factors in Item 1A in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission are among those that could cause actual results to differ materially from the forward-looking statements: changes in general economic, market and regulatory conditions; our ability to attract and retain deposits and other sources of liquidity; gross domestic product growth and inflation trends; the impact of the interest rate and inflationary environment on the Company's business, financial condition and results of operations; other income or cash flow anticipated from the Company's operations, investment and/or lending activities; changes in laws and regulations affecting banks, bank holding companies and/or financial holding companies, including the Dodd-Frank Act, and state and local government mandates; the impact of any change in the FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount; technological developments and changes; cybersecurity incidents and threats; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; governmental and public policy changes, including environmental regulation; reliance on large customers; the ability to access financial resources in the amounts, at the times, and on the terms required to support the Company's future businesses; and the economic impact of national and global events, including the response to bank failures, the wars in Ukraine and Israel, widespread protests, civil unrest, political uncertainty, and pandemics or other public health crises. The Company does not undertake any obligation to update its forward-looking statements.

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
(In thousands, except share and per share data)	As of	As of
ASSETS	03/31/2024	12/31/2023
		(Audited)

Cash and noninterest bearing balances due from banks	$47,236	$67,212
Interest bearing balances due from banks	9,905	12,330
Cash and Cash Equivalents	57,141	79,542

Available-for-sale debt securities, at fair value (amortized cost of $1,511,471 at March 31, 2024 and $1,548,482 at December 31, 2023)	1,366,355	1,416,650
Held-to-maturity debt securities, at amortized cost (fair value of $265,102 at March 31, 2024 and $267,455 at December 31, 2023)	312,415	312,401
Equity securities, at fair value	772	787
Total loans and leases, net of unearned income and deferred costs and fees	5,640,524	5,605,935
Less: Allowance for credit losses	51,704	51,584
Net Loans and Leases	5,588,820	5,554,351

Federal Home Loan Bank and other stock	30,103	33,719
Bank premises and equipment, net	78,158	79,687
Corporate owned life insurance	74,730	67,884
Goodwill	92,602	92,602
Other intangible assets, net	2,247	2,327
Accrued interest and other assets	174,691	179,799
Total Assets	$7,778,034	$7,819,749
LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	3,646,960	3,484,878
Time	974,354	998,013
Noninterest bearing	1,828,302	1,916,956
Total Deposits	6,449,616	6,399,847

Federal funds purchased and securities sold under agreements to repurchase	43,681	50,996
Other borrowings	522,600	602,100
Other liabilities	92,799	96,872
Total Liabilities	$7,108,696	$7,149,815
EQUITY
Tompkins Financial Corporation shareholders' equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued: 14,440,029 at March 31, 2024; and 14,441,830 at December 31, 2023	1,444	1,444
Additional paid-in capital	297,790	297,183
Retained earnings	509,668	501,510
Accumulated other comprehensive loss	(134,816)	(125,005)
Treasury stock, at cost – 123,577 shares at March 31, 2024, and 132,097 shares at December 31, 2023	(6,180)	(6,610)
Total Tompkins Financial Corporation Shareholders’ Equity	667,906	668,522
Noncontrolling interests	1,432	1,412
Total Equity	$669,338	$669,934
Total Liabilities and Equity	$7,778,034	$7,819,749

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data) (Unaudited)	Three Months Ended
	03/31/2024	12/31/2023	03/31/2023
INTEREST AND DIVIDEND INCOME
Loans	$71,599	$69,035	$60,842
Due from banks	154	227	139
Available-for-sale debt securities	9,611	9,717	6,743
Held-to-maturity debt securities	1,218	1,222	1,214
Federal Home Loan Bank and other stock	601	584	300
Total Interest and Dividend Income	83,183	$80,785	$69,238
INTEREST EXPENSE
Time certificates of deposits of $250,000 or more	4,010	3,949	1,788
Other deposits	20,424	19,526	10,394
Federal funds purchased and securities sold under agreements to repurchase	13	14	14
Other borrowings	8,061	4,937	2,796
Total Interest Expense	32,508	28,426	14,992
Net Interest Income	50,675	52,359	54,246
Less: Provision (credit) for credit loss expense	854	1,761	(825)
Net Interest Income After Provision (credit) for Credit Loss Expense	49,821	50,598	55,071
NONINTEREST INCOME
Insurance commissions and fees	10,259	7,773	9,509
Wealth management fees	4,937	4,422	4,509
Service charges on deposit accounts	1,796	1,773	1,746
Card services income	2,939	2,859	2,682
Other income	2,220	1,977	1,941
Net (loss) gain on securities transactions	(14)	46	13
Total Noninterest Income	22,137	18,850	20,400
NONINTEREST EXPENSE
Salaries and wages	24,697	23,710	24,512
Other employee benefits	6,411	6,626	6,741
Net occupancy expense of premises	3,557	3,544	3,299
Furniture and fixture expense	2,125	2,425	2,054
Amortization of intangible assets	76	84	83
Other operating expense	12,991	14,911	13,469
Total Noninterest Expenses	49,857	51,300	50,158
Income Before Income Tax Expense	22,101	18,148	25,313
Income Tax Expense	5,198	3,114	5,901
Net Income Attributable to Noncontrolling Interests and Tompkins Financial Corporation	16,903	15,034	19,412
Less: Net Income Attributable to Noncontrolling Interests	31	31	31
Net Income Attributable to Tompkins Financial Corporation	$16,872	15,003	19,381
Basic Earnings Per Share	$1.19	$1.06	$1.35
Diluted Earnings Per Share	$1.18	$1.05	$1.35

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Quarter Ended			Quarter Ended
	March 31, 2024			December 31, 2023
	Average			Average
	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(QTD)	Interest	Yield/Rate	(QTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$12,202	$154	5.08%	$14,351	$227	6.28%
Securities (1)
U.S. Government securities	1,756,122	10,303	2.36%	1,789,043	10,411	2.31%
State and municipal (2)	89,886	570	2.55%	90,070	574	2.53%
Other securities	3,278	60	7.32%	3,242	60	7.37%
Total securities	1,849,286	10,933	2.38%	1,882,355	11,045	2.33%
FHLBNY and FRB stock	34,613	601	6.99%	24,555	584	9.44%
Total loans and leases, net of unearned income (2)(3)	5,621,604	71,779	5.14%	5,486,715	69,197	5.00%
Total interest-earning assets	7,517,705	83,467	4.47%	7,407,976	81,053	4.34%
Other assets	283,420			259,006
Total assets	$7,801,125			$7,666,982
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	3,546,216	15,036	1.71%	3,643,919	14,915	1.62%
Time deposits	988,891	9,398	3.82%	925,790	8,560	3.67%
Total interest-bearing deposits	4,535,107	24,434	2.17%	4,569,709	23,475	2.04%
Federal funds purchased & securities sold under agreements to repurchase	48,779	13	0.10%	51,903	14	0.10%
Other borrowings	622,951	8,061	5.21%	398,932	4,937	4.91%
Total interest-bearing liabilities	5,206,836	32,508	2.51%	5,020,544	28,426	2.25%
Noninterest bearing deposits	1,831,244			1,920,510
Accrued expenses and other liabilities	96,292			103,648
Total liabilities	7,134,373			7,044,702
Tompkins Financial Corporation Shareholders’ equity	665,333			620,789
Noncontrolling interest	1,419			1,491
Total equity	666,752			622,280

Total liabilities and equity	$7,801,125			$7,666,982
Interest rate spread			1.95%			2.09%
Net interest income/margin on earning assets		50,959	2.73%		52,627	2.82%

Tax Equivalent Adjustment		(284)			(268)
Net interest income per consolidated financial statements		$50,675			$52,359

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Quarter Ended			Quarter Ended
	March 31, 2024			March 31, 2023
	Average			Average
	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(QTD)	Interest	Yield/Rate	(QTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$12,202	$154	5.08%	$12,733	$139	4.42%
Securities (1)
U.S. Government securities	1,756,122	10,303	2.36%	2,033,307	7,424	1.48%
State and municipal (2)	89,886	570	2.55%	93,201	599	2.60%
Other securities	3,278	60	7.32%	3,284	53	6.55%
Total securities	1,849,286	10,933	2.38%	2,129,792	8,076	1.54%
FHLBNY and FRB stock	34,613	601	6.99%	16,750	300	7.26%
Total loans and leases, net of unearned income (2)(3)	5,621,604	71,779	5.14%	5,251,278	61,034	4.71%
Total interest-earning assets	7,517,705	83,467	4.47%	7,410,553	69,549	3.81%
Other assets	283,420			223,240
Total assets	$7,801,125			$7,633,793
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$3,546,216	$15,036	1.71%	$3,833,566	$8,641	0.91%
Time deposits	988,891	9,398	3.82%	673,871	3,541	2.13%
Total interest-bearing deposits	4,535,107	24,434	2.17%	4,507,437	12,182	1.10%
Federal funds purchased & securities sold under agreements to repurchase	48,779	13	0.10%	57,523	14	0.10%
Other borrowings	622,951	8,061	5.21%	269,752	2,796	4.20%
Total interest-bearing liabilities	5,206,836	32,508	2.51%	4,834,712	14,992	1.26%
Noninterest bearing deposits	1,831,244			2,065,701
Accrued expenses and other liabilities	96,292			102,172
Total liabilities	7,134,373			7,002,585
Tompkins Financial Corporation Shareholders’ equity	665,333			629,784
Noncontrolling interest	1,419			1,424
Total equity	666,752			631,208

Total liabilities and equity	$7,801,125			$7,633,793
Interest rate spread			1.95%			2.55%
Net interest income/margin on earning assets		50,959	2.73%		54,557	2.99%

Tax Equivalent Adjustment		(284)			(311)
Net interest income per consolidated financial statements		$50,675			$54,246

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)
	Quarter-Ended					Year-Ended
Period End Balance Sheet	Mar-24	Dec-23	Sep-23	Jun-23	Mar-23	Dec-23
Securities	$1,679,542	$1,729,838	$1,701,636	$1,781,150	$1,899,001	$1,729,838
Total Loans	5,640,524	5,605,935	5,434,860	5,352,365	5,273,671	5,605,935
Allowance for credit losses	51,704	51,584	49,336	48,545	46,099	51,584
Total assets	7,778,034	7,819,749	7,691,162	7,626,238	7,644,371	7,819,749
Total deposits	6,449,616	6,399,847	6,623,436	6,454,651	6,509,009	6,399,847
Federal funds purchased and securities sold under agreements to repurchase	43,681	50,996	56,120	50,483	63,491	50,996
Other borrowings	522,600	602,100	296,800	387,100	327,000	602,100
Total common equity	667,906	668,522	610,851	634,967	648,322	668,522
Total equity	669,338	669,934	612,356	636,441	649,765	669,934

Average Balance Sheet
Average earning assets	$7,517,705	$7,407,976	$7,405,434	$7,409,714	$7,410,553	$7,408,404
Average assets	7,801,125	7,666,982	7,629,876	7,635,800	7,633,793	7,641,672
Average interest-bearing liabilities	5,206,836	5,020,544	4,902,930	4,883,026	4,834,712	4,910,792
Average equity	666,752	622,280	634,980	650,554	631,208	634,732

Share data
Weighted average shares outstanding (basic)	14,211,910	14,194,503	14,185,763	14,314,133	14,326,595	14,254,661
Weighted average shares outstanding (diluted)	14,238,357	14,246,024	14,224,748	14,346,787	14,389,673	14,301,221
Period-end shares outstanding	14,405,019	14,405,920	14,350,177	14,405,503	14,519,748	14,405,920
Common equity book value per share	$46.37	$46.41	$42.57	$44.08	$44.65	$46.41
Tangible book value per share (Non-GAAP)**	$39.85	$39.88	$36.01	$37.54	$38.16	$39.88
**See "Non-GAAP measures" below for a discussion of non-GAAP financial measures and a reconciliation of non-GAAP financial measures to the most directly comparable financial measures presented in accordance with GAAP.

Income Statement
Net interest income	$50,675	$52,359	$51,013	$51,896	$54,246	$209,514
Provision (credit) for credit loss expense (5)	854	1,761	1,150	2,253	(825)	4,339
Noninterest income	22,137	18,850	(41,624)	12,615	20,400	10,241
Noninterest expense (5)	49,857	51,300	49,866	51,968	50,158	203,292
Income tax expense/(benefit)	5,198	3,114	(8,304)	1,784	5,901	2,495
Net income/(loss) attributable to Tompkins Financial Corporation	16,872	15,003	(33,354)	8,475	19,381	9,505
Noncontrolling interests	31	31	31	31	31	124
Basic earnings (loss) per share (4)	1.19	1.06	(2.35)	0.59	1.35	0.66
Diluted earnings (loss) per share (4)	1.18	1.05	(2.35)	0.59	1.35	0.66

Nonperforming Assets
Nonaccrual loans and leases	$62,544	$62,165	$31,381	$31,333	$28,424	$62,165
Loans and leases 90 days past due and accruing	151	101	52	34	13	101
Performing troubled debt restructuring*	0	0	0	0	0	0
Total nonperforming loans and leases	62,695	62,266	31,433	31,367	28,437	62,266
OREO	0	131	0	36	36	131
Total nonperforming assets	$62,695	$62,397	$31,433	$31,403	$28,473	$62,397
*No amount shown for periods subsequent to the Company's adoption of ASU 2022-02 effective January 1, 2023.

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

	Quarter-Ended					Year-Ended
Delinquency - Total loan and lease portfolio	Mar-24	Dec-23	Sep-23	Jun-23	Mar-23	Dec-23
Loans and leases 30-89 days past due and
accruing	$8,015	$4,210	$40,893	$20,255	$5,894	$4,210
Loans and leases 90 days past due and accruing	151	101	52	34	13	101
Total loans and leases past due and accruing	8,166	4,311	40,945	20,289	5,907	4,311

Allowance for Credit Losses
Balance at beginning of period	$51,584	$49,336	$48,545	$46,099	$45,934	$45,934
Impact of adopting ASC 326	0	0	0	0	64	64
Provision (credit) for credit losses	348	2,658	968	2,419	(1,180)	$4,865
Net loan and lease charge-offs (recoveries)	228	410	177	(27)	(1,281)	$(721)
Allowance for credit losses at end of period	$51,704	$51,584	$49,336	$48,545	$46,099	$51,584

Allowance for Credit Losses - Off-Balance Sheet Exposure
Balance at beginning of period	$2,270	$3,167	$2,985	$3,151	$2,796	$2,796
Provision (credit) for credit losses	506	(897)	182	(166)	355	$(526)
Allowance for credit losses at end of period	$2,776	$2,270	$3,167	$2,985	$3,151	$2,270

Loan Classification - Total Portfolio
Special Mention	$46,302	$50,368	$65,993	$56,305	$39,255	$50,368
Substandard	72,412	72,717	56,947	61,820	46,315	72,717

Ratio Analysis

Credit Quality
Nonperforming loans and leases/total loans and leases	1.11%	1.11%	0.58%	0.59%	0.54%	1.11%
Nonperforming assets/total assets	0.81%	0.80%	0.41%	0.41%	0.37%	0.80%
Allowance for credit losses/total loans and leases	0.92%	0.92%	0.91%	0.91%	0.87%	0.92%
Allowance/nonperforming loans and leases	82.47%	82.84%	156.96%	154.76%	162.11%	82.84%
Net loan and lease losses (recoveries) annualized/total average loans and leases	0.02%	0.03%	0.01%	0.00%	(0.10)%	(0.01)%

Capital Adequacy
Tier 1 Capital (to average assets)	9.08%	9.08%	9.01%	9.57%	9.63%	9.08%
Total Capital (to risk-weighted assets)	13.43%	13.36%	13.46%	14.48%	14.62%	13.36%

Profitability (period-end)
Return on average assets *	0.87%	0.78%	(1.73)%	0.45%	1.03%	0.12%
Return on average equity *	10.18%	9.56%	(20.84)%	5.22%	12.45%	1.50%
Net interest margin (TE) *	2.73%	2.82%	2.75%	2.83%	2.99%	2.84%
Average yield on interest-earning assets*	4.47%	4.34%	4.06%	3.91%	3.81%	4.03%
Average cost of deposits*	1.54%	1.43%	1.20%	0.97%	0.75%	1.09%
Average cost of funds*	1.86%	1.62%	1.41%	1.16%	0.88%	1.27%
* Quarterly ratios have been annualized

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

Non-GAAP Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principals (GAAP). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as reconciliation to the comparable GAAP measure, is provided in the below tables. The Company believes the non-GAAP measures provide meaningful comparisons of our underlying operational performance and facilitate management's and investors' assessments of business and performance trends in comparison to others in the financial services industry. These non-GAAP financial measures should not be considered in isolation or as a measure of the Company's profitability or liquidity; they are in addition to, and are not a substitute for, financial measures under GAAP. The non-GAAP financial measures presented herein may be different from non-GAAP financial measures used by other companies, and may not be comparable to similarly titled measures reported by other companies. Further, the Company may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations since they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

Reconciliation of Tangible Book Value Per Share (non-GAAP) to Common Equity Book Value Per Share (GAAP)
	Quarter-Ended					Year-Ended
	Mar-24	Dec-23	Sep-23	Jun-23	Mar-23	Dec-23
Total common equity	$667,906	$668,522	$610,851	$634,967	$648,322	$668,522
Less: Goodwill and intangibles	93,926	94,003	94,086	94,169	94,253	94,003
Tangible common equity (Non-GAAP)	573,980	574,519	516,765	540,798	554,069	574,519
Ending shares outstanding	14,405,019	14,405,920	14,350,177	14,405,503	14,519,748	14,405,920
Tangible book value per share (Non-GAAP)	$39.85	$39.88	$36.01	$37.54	$38.16	$39.88

(1) Average balances and yields on available-for-sale securities are based on historical amortized cost.
(2) Interest income includes the tax effects of taxable-equivalent adjustments using an effective income tax rate of 21% in 2024 and 2023 to increase tax exempt interest income to taxable-equivalent basis.
(3) Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company's consolidated financial statements included in Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(4) Earnings per share for the full fiscal year may not equal the sum of the quarterly earnings per share as a result of rounding of average shares.
(5) Amounts in prior periods' financial statements are reclassified when necessary to conform to the current period's presentation.